Exhibit 1.1

4,615,400 Shares of Common Stock

AMPIO PHARMACEUTICALS, INC.

UNDERWRITING AGREEMENT

July 12, 2012

Aegis Capital Corp.

Fordham Financial Management, Inc.

As Representatives of the several Underwriters named on Schedule A attached hereto

c/o Aegis Capital Corp.

810 Seventh Avenue, 11th Floor

New York, New York 10019

Ladies and Gentlemen:

1. INTRODUCTION. Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule A hereto (the “Underwriters”), for whom Aegis Capital Corp. (“Aegis”) and Fordham Financial Management, Inc. (“Fordham”) are acting as the representatives (the “Representatives”), pursuant to the terms and conditions of this Underwriting Agreement (this “Agreement”), 4,615,400 shares of common stock, $0.0001 par value per share (the “Common Stock”) of the Company (collectively, the “Firm Stock”), as set forth in Schedule A hereto.

Certain selling stockholders named on Schedule B hereto (the “Selling Stockholders”) and the Company have granted to the Underwriters an option to purchase up to an additional 692,310 shares of Common Stock in the aggregate (the “Additional Stock”), of which (i) an aggregate of 285,100 shares of Additional Stock shall be shares held by such Selling Stockholders and (ii) an aggregate of 407,210 shares of Additional Stock shall be issuable by the Company. The Firm Stock and the Additional Stock are collectively referred to as the “Stock.” The offering and sale of the Firm Stock and the Additional Stock, together, are herein referred to as the “Offering.” The Company and the Selling Stockholders are at times collectively referred to herein as the “Sellers.”

2. DELIVERY AND PAYMENT. On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained, and subject to the terms and conditions set forth in this Agreement:

2.1 The Company agrees to issue and sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, an aggregate of 4,615,400 shares of Firm Stock in the amounts set forth in Schedule A annexed hereto, at a purchase price of $3.0225 per share of Common Stock (the “Purchase Price”). The Company has been advised by the Representatives that the Representatives propose to make a public offering of the Stock as soon after this Agreement has become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Stock is to be offered to the public initially at $3.25 per share of Common Stock.

Each Selling Stockholder agrees, severally but not jointly, to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Selling Stockholders, up to an aggregate of 285,100 shares of Additional Stock (the “Selling Stockholder Additional Stock”), in the respective amounts obtained by multiplying the number of shares of Selling Stockholder Additional Stock specified in the written notice from the Representatives by a fraction, the numerator of which is the number of shares of Selling Stockholder Additional Stock set forth opposite the names of such Selling Stockholders in Schedule B hereto and the denominator of which is the total number of shares of Selling Stockholder Additional

Stock, at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Selling Stockholder Additional Stock shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Stock but not payable on such Selling Stockholder Additional Stock. Prior to the Option Closing Date (as defined below) all such shares of Selling Stockholder Additional Stock shall have been deposited with Corporate Stock Transfer, Inc., as the Custodian, pursuant to the terms of the Custody agreement (as hereinafter defined).

The Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, up to an aggregate of 407,210 shares of Additional Stock (the “Company Additional Stock”), provided, however, that the amount paid by the Underwriters for any such Company Additional Stock shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Stock but not payable on such Company Additional Stock. The Company shall not be obligated to sell to the Underwriters any shares of Company Additional Stock until such time as all shares of Selling Stockholder Additional Stock have been sold to the Underwriters pursuant to the exercise of the rights granted to the Underwriters by the Selling Stockholders pursuant to this Section 2.1.

The Representatives may exercise the rights granted pursuant to this Section 2.1 on behalf of the Underwriters in whole or from time to time (but not more than twice) in part by giving written notice not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of shares of Additional Stock to be purchased by the Underwriters and the date on which such shares are to be purchased. The Underwriters acknowledge and agree that any exercise of the rights granted pursuant to this Section 2.1 shall be made first with respect to the Selling Stockholder Additional Stock until such time as all of the Selling Stockholder Additional Stock shall have been sold, and thereafter with respect to the Company Additional Stock. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Stock nor later than ten business days after the date of such notice. Shares of Additional Stock may be purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Stock. On each day, if any, that Additional Stock is to be purchased (each, an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of shares of Additional Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Additional Stock to be purchased on such Option Closing Date as the number of shares of Firm Stock set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

2.2 Payment of the Purchase Price for, and delivery of, the Firm Stock shall be made at the time and date of closing and delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 10:00 a.m., New York time, on July 18, 2012 (the “Closing Date”) to the Company, at the office of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and on such date the Company shall deliver the Firm Stock, which shall be registered in the name or names and shall be in such denominations as the Representatives may request at least one (1) business day before the Closing Date, to the Representatives, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system or Full Fast Delivery Program.

2.3 Payment of the Purchase Price for, and delivery of, any Additional Stock shall be made at the Option Closing Date to each applicable Seller or at such other time and date as the Representatives, the Selling Stockholders (in the event Selling Stockholder Additional Stock shall be sold on such Option Closing Date) and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, and on such date the Sellers shall deliver the Additional Stock, which shall be registered in the name or names and shall be in such denominations as the Underwriters may request at least one (1) business day before the Option Closing Date, to the Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system or Full Fast Delivery Program. The price for each share of Additional Stock will be the Purchase Price per share of Firm Stock as set forth in Section 2.1 hereof. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Stock and any Additional Stock.

2.4 The Company hereby agrees to issue to the Representatives (and/or their respective designees) on the Closing Date warrants (the “Representatives’ Warrants”) for the purchase of an aggregate of up to 138,462 shares of Common Stock. The Representatives’ Warrant Agreement in the form attached hereto as Exhibit A (the “Representatives’ Warrant Agreement”) shall be exercisable, in whole or in part, commencing on a date which is one (1) year from the commencement of sales and expiring five (5) years from the commencement of sales at an initial exercise price per share of Common Stock of $4.0625. The Representatives’ Warrants and the shares of Common Stock issuable upon exercise thereof (the “Representatives’ Warrant Shares”) are sometimes hereinafter referred to collectively as the “Representatives’ Securities.” Each of the Representatives understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representatives’ Warrants and the underlying shares during the first year after the date of this Agreement and by their respective acceptance thereof agrees that it will not, sell, transfer, assign, pledge or hypothecate the Representatives’ Warrant, or any portion thereof, or permit it to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one year following the date of commencement of sales to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the applicable Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the executed Representative’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representatives may request.

2.5 No Stock which the Sellers have agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Sellers, until such Stock shall have been delivered to the Underwriters thereof against payment by each of the Underwriters. If the Sellers shall default in any of their respective obligations to deliver any Stock to the Underwriters, the Sellers shall indemnify and hold each Underwriter harmless against any loss, claim, damage or expense arising from or as a result of such default by the Sellers in accordance with the procedures set forth in Section 7 herein.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-177116) which became effective as of October 28, 2011 (the “Effective Date”), including a base prospectus relating to the Common Stock (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations), and as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or suspending or preventing the use of the Prospectus (defined below) has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Stock which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use (or in the form first made available to the Underwriters by the Company to meet requests of prospective purchasers pursuant to Rule 173 under the Securities Act). Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b) As of the Applicable Time (as defined below) and as of the Closing Date and any Option Closing Date, none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) and (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), if any, that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any of such clauses (i), (ii) or (ii) in reliance upon, and in conformity with, written information furnished to the Company (a) through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17) or (b) by any Selling Stockholder specifically for inclusion therein, which information the parties hereto agree is limited to the Selling Stockholders’ Information (as defined in Section 17). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 8:00 p.m., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c) No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or to the knowledge of the Company threatened by the Commission, and each Preliminary Prospectus, if any, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company (a) through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17) or (b) by any Selling Stockholder specifically for inclusion therein, which information the parties hereto agree is limited to the Selling Stockholders’ Information (as defined in Section 17).

(d) At the time the Registration Statement became or becomes effective, at the date of this Agreement and at the Closing Date and any Option Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date and any Option Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company (a) through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17) or (b) by any Selling Stockholder specifically for inclusion therein, which information the parties hereto agree is limited to the Selling Stockholders’ Information (as defined in Section 17).

(e) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below.

(g) Each of the Company and each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization. Each of the Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company or any Subsidiary, taken as a whole, or (ii) impair in any material respect the ability of the Sellers to perform their respective obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Representatives’ Warrant Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: Ampio Acquisition, Inc., DMI Acquisition Corp. and Ampio Pharmaceutical Technologies, Inc. (each a “Subsidiary” and collectively, the “Subsidiaries”).

(h) The Company has the full right, power and authority to enter into this Agreement and the Representatives’ Warrant Agreement, and to perform and to discharge its obligations hereunder; and this Agreement and the Representatives’ Warrant Agreement have been duly authorized, executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principals of equity. All corporate actions required to be taken for the authorization, issuance and sale of the Stock and the Representatives’ Securities have been duly and validly taken.

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. As of June 30, 2012, there were: (i) 31,761,169 shares of Common Stock, issued and outstanding; (ii) no shares of Preferred Stock, par value $0.001 per share, of the Company issued and outstanding; (iii) 4,577,074 shares of Common Stock issuable upon the exercise of all then outstanding options, and (iv) 649,979 shares of Common Stock issuable upon the exercise of warrants and convertible securities then outstanding. Since such date, the Company has not issued any securities, other than Common Stock of the Company issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of restricted Common Stock pursuant to employee stock purchase plans. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. The shares of Stock and the Representatives’ Securities to be issued and sold by the Company under this Agreement and the Representatives’ Warrant Agreement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Representatives’ Warrant Agreement, will have been validly issued and will be fully paid and nonassessable and will conform to the description thereof in the General Disclosure Package and the Prospectus, will have been issued in compliance with all applicable state and federal securities laws and will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, other than as described in the General Disclosure Package and the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(j) All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(k) The execution, delivery and performance of this Agreement and the Representatives’ Warrant Agreement by the Company, the issue and sale of the Stock and the Representatives’ Securities by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of (i) any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (ii) the provisions of the charter or by-laws of the Company or any Subsidiary, or (iii) any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or assets (including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA), except in the case of clauses (i) and (iii) of this paragraph, for such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect.

(l) Except for the registration of the Stock and the Representatives’ Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the Financial Industry Regulatory Authority (“FINRA”) and the Nasdaq Capital Market (“Nasdaq CM”) in connection with the offering and sale of the Stock and the issuance of the Representatives’ Securities by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, having jurisdiction over the Company or any of its properties or assets, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement and the Representatives’ Warrant Agreement by the Company, the offer or sale of the Stock and the issuance of the Representatives’ Securities or the consummation of the transactions contemplated hereby (other than the filing of a resale registration statement pursuant to the terms of the Representatives’ Warrant Agreement).

(m) Ehrhardt Keefe Steiner & Hottman PC, which has certified certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ehrhardt Keefe Steiner & Hottman PC has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(n) The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its Subsidiary at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, or and the Prospectus in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.

(o) Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any Subsidiary, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company or any Subsidiary otherwise than as set forth or contemplated in the General Disclosure Package or the Prospectus.

(p) Except as set forth in the General Disclosure Package or the Prospectus, there is no legal or governmental action, suit, claim or proceeding pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any Subsidiary, could have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(q) Neither the Company nor any Subsidiary is in (i) violation of its charter or by-laws, (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (q), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(r) Each of the Company and each Subsidiary possesses all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect. Each of the Company and each Subsidiary is in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(s) Neither the Company nor any Subsidiary is or, after giving effect to the offering of the Stock and the issuance of the Representatives’ Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(t) Neither the Company, nor any Subsidiary nor, to the Company’s knowledge, any of the Company’s or any Subsidiary’s officers, directors or Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(u) The Company owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its business as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the foregoing except for those in the General Disclosure Package and the Prospectus or those that could not have a Material Adverse Effect. The Intellectual Property licenses described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. Each of the Company and each Subsidiary has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license except where such breach, singularly or in the aggregate would not have a Material Adverse Effect. Except as described in the General Disclosure Package, to the Company’s knowledge, no claim has been made against the Company or any Subsidiary alleging the infringement by the Company or any Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person except to the extent that any such claim does not have a Material Adverse Effect. Each of the Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement and the Representatives’ Warrant Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted.

(v) Each of the Company and each Subsidiary has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and any Subsidiary in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company and any Subsidiary, and under which the Company or any Subsidiary holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(w) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any Subsidiary.

(x) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any Subsidiary which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including ERISA and the Code. Each of the Company and each Subsidiary has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company and each Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(y) Each of the Company and each Subsidiary is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(z) Each of the Company and each Subsidiary (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (z), that would not, singularly or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and each Subsidiary in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2011, each of the Company and each Subsidiary has not incurred any liability for taxes other than in the ordinary course.

(aa) The Company and the subsidiaries carry or are covered by insurance against such losses and risks and in such amounts as are prudent and customary in the respective businesses and industries in which the Company and its subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(bb) Each of the Company and each Subsidiary maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc) The minute books of the Company and each Subsidiary have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each Subsidiary since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(dd) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any Subsidiary or any of the other parties thereto, and neither the Company nor any Subsidiary has received notice nor does the Company have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(ee) No relationship, direct or indirect, exists between or among the Company and any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary or any of the Company’s or such Subsidiary’s affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(ff) Except as disclosed in the General Disclosure Package and in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any Subsidiary because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package and the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any Subsidiary under the Securities Act.

(gg) Neither the Company nor any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Firm Stock, the Company Additional Stock (if any) or the proceeds from the exercise of the Representatives’ Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Firm Stock, Company Additional Stock (if any) or the proceeds from the exercise of the Representatives’ Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(hh) Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock, the Representatives’ Securities or any transaction contemplated by this Agreement, the Representatives’ Warrant Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Stock or the Representatives’ Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is currently eligible to use Form S-3 pursuant to General Instruction I.B.1. of Form S-3. The Stock is registered pursuant to Section 12(b) of the Exchange Act and has been approved for listing on the Nasdaq CM, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Stock under the Exchange Act or delisting the Stock from the Nasdaq CM, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. No consent, approval, authorization or order of, or filing, notification or registration with, the Nasdaq CM is required for the listing and trading of the Stock on the Nasdaq CM, except for (i) a Notification Form: Listing of Additional Stock; and (ii) a Notification Form: Change in the Number of Shares Outstanding.

(ll) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect.

(mm) The Company is in compliance in all material respects with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

(nn) There are no transactions, arrangements or other relationships between and/or among the Company or any Subsidiary, any of their affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company or any Subsidiary’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(oo) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers or directors of the Company, any Subsidiary or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the

Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof.

(pp) The statistical and market related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived.

(qq) Neither the Company nor any Subsidiary nor any of their affiliates (within the meaning of FINRA’s Conduct Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(rr) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith.

(ss) The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(tt) All preclinical and clinical studies conducted by or on behalf of the Company that are material to the Company and the Subsidiaries, taken as a whole, are or have been adequately described in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects. To the Company’s knowledge, after reasonable inquiry, the clinical and preclinical studies conducted by or on behalf of the Company and its Subsidiaries that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval. The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA, the European Medicines Agency (“EMA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA, the EMA or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any investigational new drug application for potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, modified or limited.

(uu) The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since June 1, 2011, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(vv) Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Stock to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

Any certificate signed by or on behalf of the Company and delivered to any Underwriter or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3A. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement signed by such Selling Stockholder and Corporate Stock Transfer, Inc., as Custodian, relating to the deposit of the Selling Stockholder Additional Stock to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation) or equivalent organizational or formation documents, as applicable, (iii) any agreement or other instrument binding upon such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder except in the cases of clauses (i), (iii) and (iv), for such contraventions as would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement or Power of Attorney, except such as have been obtained and made under the Securities Act and such as may be required under the Exchange Act or the rules and regulations thereunder by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Additional Stock.

(c) Each Selling Stockholder has, and on each Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Selling Stockholder Additional Stock to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney, and to sell, transfer and deliver the Selling Stockholder Additional Stock to be sold by such Selling Stockholder or a security entitlement in respect of such Selling Stockholder Additional Stock.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e) Upon payment for the Selling Stockholder Additional Stock to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such shares of Selling Stockholder Additional Stock in the name of Cede or such other nominee and the crediting of such shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such shares of Selling Stockholder Additional Stock), (A) DTC shall be a “protected purchaser” of such shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such shares of Selling Stockholder Additional Stock and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such shares of Selling Stockholder Additional Stock may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such shares of Selling Stockholder Additional Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) All information relating to such Selling Stockholder furnished in writing by such Selling Stockholder to the Company specifically for inclusion in the Registration Statement, General Disclosure Package and the Prospectus, which information the parties hereto agree is limited to the Selling Stockholders’ Information (as defined in Section 17) is as of the Applicable Time and at each Closing Date, true, correct, and complete in all material respects, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; and, such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name on Schedule B, the Prospectus and any amendments or supplements thereto under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Selling Stockholder Additional Stock).

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriters:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on 430A, 430B and 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representatives copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to 433(d) or 163(b)(2), as the case may be, of the Rules and Regulations; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act

subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the Offering; to advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission that the Company amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus or provide any additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) That it has not made and will not make, any offer relating to the Stock or the Representatives’ Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus[es], if any, included in Schedule C hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) If at any time when a Prospectus relating to the Stock is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives, and upon the Representatives’ or their counsel’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as such Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d) If the General Disclosure Package is being used to solicit offers to buy Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Representatives and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the statements made in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company (a) through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17) or (b) by any Selling Stockholder specifically for inclusion therein, which information the parties hereto agree is limited to the Selling Stockholders’ Information (as defined in Section 17).

(f) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) To deliver promptly to the Representatives in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such document)).

(h) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and any Subsidiary (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(i) To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Stock and the Representatives’ Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock and the Representatives’ Securities in such jurisdictions; provided that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(j) Upon request, during the period of two (2) years from the date hereof, to the extent not available on the Commission’s EDGAR system, to deliver to the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Company’s securities are listed or quoted.

(k) That the Company will not, for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”) without the prior written consent of the Representatives, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Firm Stock and the Company Additional Stock, (ii) the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to valid exercises of options, warrants or rights outstanding on the date hereof, (iv) the issuance by the Company of any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the dates of this Agreement; provided that each recipient of shares of Common Stock pursuant to this clause (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this paragraph (k); or (v) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. The Company will cause each of the persons listed in Schedule D hereto to furnish to the Representatives, prior to the Closing Date, a letter, substantially in the form of Exhibit B hereto. The Company also agrees that without the consent of the Representatives, from the date of this Agreement and for a period of ninety (90) days thereafter, during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for the Prospectus, a resale registration statement in accordance with the terms of the Representatives’ Warrant Agreement, a registration statement on Form S-8 relating to employee benefit plans or a registration statement on Form S-4 relating to business combinations. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l) To supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m) Prior to the Closing Date and any Option Closing Date, to furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(n) Prior to the Closing Date and any Option Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(o) Until the completion of the Offering, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(p) To use its best efforts not to take any action prior to the Closing Date and any Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(a).

(q) To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(r) To apply the net proceeds from the sale of the Firm Stock and any Company Additional Stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(s) To use its reasonable best efforts to list, subject to notice of issuance, and maintain the listing and quotation of the Stock and the Representatives’ Warrant Shares on the Nasdaq CM.

(t) To use its reasonable best efforts to assist the Underwriters with any filings with FINRA and obtain clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters.

(u) To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and any Option Closing Date and to satisfy all conditions precedent to the delivery of the Firm Stock and any Additional Stock.

4A. ADDITIONAL COVENANTS OF THE SELLERS. Each Seller, severally and not jointly, covenants with each Underwriter to deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) all filing fees and communication expenses relating to the registration of the Stock to be sold in the Offering with the Commission; (b) all filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of the Stock on the Nasdaq CM and on such other stock exchanges as the Company and the Representatives together determine; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Stock under the securities laws of such foreign jurisdictions as the Representatives may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representatives may reasonably deem necessary; (f) the costs of preparing, printing and delivering certificates representing the Stock; (g) fees and expenses of the transfer agent for the Stock; (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representatives; (i) the fees and expenses of the Company’s accountants; (j) for the fees and expenses of the Company’s legal counsel and other agents and representatives; (k) the $20,000 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; (l) up to $20,000 of Aegis’ actual accountable “road show” expenses for the Offering, (m) all fees, expenses, and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed an aggregate of $15,000, and (n) all other costs and expenses of the Company incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement. The Representatives may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters. Furthermore, the Company agrees to pay a non-accountable expense allowance equal to one percent (1%) of the offering price of the Stock less the Advance (as such term is defined in Section 9 hereof), provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 9 hereof, and provided, further, that the non-accountable expense allowance shall be paid in connection with the over-allotment option only if such over-allotment option is exercised.

6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS, AND THE SALE OF THE STOCK. The respective obligations of the Underwriters hereunder, and the closing of the sale of the Firm Stock and any Additional Stock, are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date and any Option Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Representatives’ Warrant Agreement, the Stock, the Representatives’ Securities, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement, Representatives’ Warrant Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Goodwin Procter LLP shall have furnished to the Representatives such counsel’s written opinion and negative assurances statement, as counsel to the Company, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), in the form attached hereto as Exhibit C.

Goodwin Procter LLP shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Selling Stockholders, addressed to the Underwriters and dated the Closing Date or an Option Closing Date (if such date is other than the Closing Date), as the case may be, in the form attached hereto as Exhibit D.

(e) Sheridan Ross PC, intellectual property counsel to the Company, shall have furnished to the Representatives such counsel’s 10b-5 written opinion and negative assurances letter, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), in form and substance satisfactory to the Representatives, with respect to the statements in the General Disclosure Package regarding the Intellectual Property of the Company, in the form attached hereto as Exhibit E.

(f) The Representatives shall have received from Sichenzia Ross Friedman Ference LLP, counsel for the Underwriters, such opinion or opinions and negative assurances statement, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date) addressed to the Underwriters, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) At the time of the execution of this Agreement, the Representatives shall have received from Ehrhardt Keefe Steiner & Hottman PC a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm with respect to the Company and any Subsidiary within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the Representatives shall have received a letter (the “Bring-Down Letter”) from Ehrhardt Keefe Steiner & Hottman PC addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date) confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement pursuant to paragraph (i) of this Section 6.

(i) The Company shall have furnished to the Representatives a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the date of this Agreement and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Permitted Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, which has not been so set forth or otherwise incorporated by reference therein, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company or any Subsidiary, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, or assets of the Company or any Subsidiary, except as set forth in the Prospectus.

(j) Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any Subsidiary shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any Subsidiary, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and any Subsidiary, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (j), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.

(k) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Stock or the Representatives’ Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or any Subsidiary; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or the Representatives’ Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or any Subsidiary.

(l) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq CM or the NYSE MKT or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(m) The Nasdaq CM shall have approved the Stock and the Representatives’ Warrant Shares for inclusion therein, subject only to official notice of issuance.

(n) The Representatives shall have received the written agreements, substantially in the form of Exhibit B hereto, of the persons listed in Schedule D to this Agreement.

(o) At Closing, the Company shall have delivered the executed Representatives’ Warrant Agreements to the Representatives in the form of Exhibit A hereto, which shall be issued in the name or names as each such Representative may request.

(p) The Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Pricing Prospectus.

(q) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(r) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 p.m., New York time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(s) Prior to the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the Company shall have furnished to the Underwriters such further information, opinions, comfort letter, certificates (including a Secretary’s Certificate), letters or such other documents as the Representatives shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Underwriters in connection with, or relating in any manner to, the Stock, Representatives’ Securities or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company (a) through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17) or (b) by any Selling Stockholder specifically for inclusion therein, which information the parties hereto agree is limited to the Selling Stockholders’ Information (as defined in Section 17). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholders, the Company’s directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information as defined in Section 17, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by an Underwriter under this Section 7(b) exceed the total discount and commission received by such Underwriter in connection with the Offering.

(c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter Indemnified Party from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Preliminary Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement, the Preliminary Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by any Selling Stockholder specifically for inclusion therein is limited to the Selling Stockholders’ Information (as defined in Section 17). The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate public offering price, less underwriting discounts and commissions, of the shares of Additional Stock sold by such Selling Stockholder under this Agreement.

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or Section 2.5 or the Representatives in the case of a claim for indemnification under Section 7(b),or the Selling Stockholder in the case of a claim for indemnification under Section 7(c), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(d), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Sellers on the one hand and each of the Underwriters on the other hand from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(e) but also the relative fault of the Sellers on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Sellers bear to the total underwriting discount and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Sellers through the Representatives by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 17. The Sellers and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(e) are several and in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by Aegis, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 6(k), 6(l) or 6(m) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. EFFECT OF TERMINATION. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Sellers shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Sellers to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters their actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable up to a maximum of $150,000, inclusive of the $50,000 advance for non-accountable expenses previously paid by the Company to the Representatives (the “Advance”), and upon demand the Company shall pay the full amount thereof to the Representatives on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of Section 7 of this Agreement; and provided, further, that if the Representative’s actual and accountable expenses are less than the Advance, then the Representatives shall refund to the Company the amount by which the Advance exceeds such actual and accountable expenses.

10. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Stock that it has or they have agreed to purchase hereunder on such date, and the aggregate number of shares of Stock which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the shares of Stock to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of shares of Firm Stock set forth opposite their respective names in Schedule A bears to the aggregate number of shares of Firm Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Stock which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of shares of Stock that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number shares of Stock without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Stock and the aggregate number shares of Firm Stock with respect to which such default occurs is more than one-tenth of the aggregate number of shares of Firm Stock to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Stock are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Pricing Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Stock and the aggregate number of shares of Additional Stock with respect to which such default occurs is more than one-tenth of the aggregate number of shares of Additional Stock to be purchased on such Option Closing Date, the non-defaulting Underwriter shall have the option to (i) terminate their obligation hereunder to purchase the Additional Stock to be sold on such Option Closing Date or (i) purchase not less than the number of shares of Additional Stock that such non-defaulting Underwriter would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, each Underwriter has been retained solely to act as an underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether either Aegis or Fordham has advised or is advising the Company on other matters;

(b) each of the price of the Stock set forth in this Agreement and the terms of the Representatives’ Warrant Agreement was established by the Company following discussions and arms-

length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, and their respective successors and assigns. This Agreement shall also inure to the benefit of the Representatives, the Underwriters, and each of their respective successors and assigns, which shall be third party beneficiaries hereof. Notwithstanding the foregoing, the determination as to whether any condition in Section 6 hereof shall have been satisfied, and the waiver of any condition in Section 6 hereof, may be made by Aegis in its sole discretion, and any such determination or waiver shall be binding on each of the Underwriters and shall not require the consent of any Underwriter. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the several benefit of the Underwriter Indemnified Parties and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnity, reimbursement and contribution agreements contained in Sections 7 and 9 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, facsimile transmission or email to Aegis Capital Corp., 810 Seventh Avenue, 11th Floor, New York, New York 10019, Attention: David Bocchi, Managing Director of Investment Banking, Fax: (212) 813-1047 with a copy to Greg Sichenzia, Esq. c/o Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006, Fax: (212) 202-7735;

(b) if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to Ampio Pharmaceuticals, Inc., 5445 DTC Parkway, Suite 925, Greenwood Village, CO 80111, Attention: Michael Macaluso, CEO, Fax: 720-437-6501 with a copy to Stephen M. Davis, Esq. c/o. Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 Fax: (212) 355-3333; and

(c) if to any Selling Stockholder, shall be delivered or sent by mail, telex, facsimile transmission or email to c/o Ampio Pharmaceuticals, Inc., 5445 DTC Parkway, Suite 925, Greenwood Village, CO 80111, Attention: Michael Macaluso, CEO Fax: 720-437-6501 with a copy to Stephen M. Davis, Esq. c/o. Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 Fax: (212) 355-3333,

provided, however, that any notice to the Underwriters pursuant to Section 7 shall be delivered or sent by mail, email or facsimile transmission to the Representatives at each of their respective addresses set forth in its acceptance communication to the Underwriters, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such person and (c) “knowledge” means the knowledge of the directors and officers of the Company after reasonable inquiry.

16. GOVERNING LAW, AGENT FOR SERVICE AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17. UNDERWRITERS’ INFORMATION; SELLING STOCKHOLDERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the term “Underwriters’ Information” consists solely of (i) the information set forth in the “Underwriting” section of the Prospectus under the subheadings “Discretionary Accounts”, “Electronic Offer, Sale and Distribution of Shares”, “Stabilization” and “Passive Market Making”, in the second paragraph under the heading “Discounts and Commissions” and the table showing the number of shares of Stock to be purchased by each Underwriter, and solely with respect to Fordham the information set forth under the subheading “Fordham Regulatory Matters,” and (ii) the last paragraph on the front cover page of the Prospectus concerning the delivery of the Stock in the Offering.

The parties hereto acknowledge and agree that, for all purposes of this Agreement, the term “Selling Stockholders’ Information” consists solely of the information set forth in the “Selling Stockholders” section of the Prospectus as it relates to each Selling Stockholder only.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Sellers and the Underwriters. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company, Aegis Capital Corp. and Fordham Financial Management, Inc., dated June 14, 2012, as amended on July 12, 2012, shall remain in full force and effect.

20. RESEARCH ANALYST INDEPENDENCE. Each Seller acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking division. Each Seller acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 20 shall relieve the Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile or email.

If the foregoing is in accordance with your understanding of the agreement between the Company, the Selling Stockholders and the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Name: Mark D. McGregor
Title: Chief Financial Officer

Confirmed as of the date first above mentioned, on behalf of itself and the Underwriters listed in Schedule A hereto:

AEGIS CAPITAL CORP.

By:	/s/ Robert Eide
Name:	Robert Eide
Title:	Chief Executive Officer

FORDHAM FINANCIAL MANAGEMENT, INC.

By:	/s/ William Baquet
Name:	William Baquet
Title:	Chief Executive Officer

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE B HERETO:

By:	/s/ Mark D. McGregor
Attorney-in-Fact

SCHEDULE A

UNDERWRITERS

Underwriters	Total Number of Firm Stock to be Purchased	Number of Additional Stock to be Purchased if the Over- Allotment Option is Fully Exercised
Aegis Capital Corp.	4,569,246	685,387
Fordham Financial Management, Inc.	46,154	6,923
TOTAL	4,615,400	692,310

SCHEDULE B

Selling Stockholders

Raphael Bar-Or	94,300
Bruce Miller	138,000
Kristin Clift	52,800

SCHEDULE C

PRICING INFORMATION

Number of shares of Firm Stock to be sold: 4,615,400 shares

Public Offering Price per share of Firm Stock: $3.25 per share

Underwriting Discount: $0.2275 per share

Net Proceeds to Company (before expenses): $13,950,046

PERMITTED FREE WRITING PROSPECTUSES

None.

SCHEDULE D

LIST OF PERSONS

EXECUTING LOCK-UP AGREEMENTS

Raphael Bar-Or

Bruce Miller

Kristin Clift

Vaughn Clift

EXHIBIT A

FORM OF REPRESENTATIVES’ WARRANT AGREEMENT

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

EXHIBIT C

FORM OF OPINION OF COMPANY COUNSEL

EXHIBIT D

FORM OF OPINION OF SELLING STOCKHOLDERS’ COUNSEL

EXHIBIT E

FORM OF OPINION OF INTELLECTUAL PROPERTY COUNSEL